EXHIBIT 99.1

Marshall & Ilsley Corporation	Gold Banc Corporation, Inc.
770 North Water Street	11301 Nall Avenue
Milwaukee, WI 53202	Leawood, KS 66211
414 765-7700 Main	913 323-7700 Main
414 298-2921 Fax	913 451-8004 Fax
www.mibank.com	www.goldbanc.com

For Release:	Immediately

Contact:	Don Wilson, Marshall & Ilsley Corporation 414-765-8043	Rick Tremblay, Gold Banc Corporation, Inc. 913-319-5525
MARSHALL & ILSLEY CORPORATION TO MERGE WITH GOLD BANC
CORPORATION, INC.
Milwaukee, Wis. and Leawood, Kan. — Nov. 10, 2005 — Marshall & Ilsley Corporation (NYSE: MI) (M&I) and Gold Banc Corporation, Inc. (NASDAQ: GLDB) (Gold Banc), the holding company for Gold Bank, today announced they have signed a definitive agreement to merge. M&I has offered Gold Banc shareholders $18.50 per share, consisting of $2.78 in cash and $15.72 in M&I common stock. The total transaction value is approximately $700 million.
The transaction is expected to be completed in the second quarter of 2006, subject to Gold Banc shareholder and regulatory approvals. The transaction is expected to be less than 2 percent dilutive to M&I’s 2006 earnings per share and accretive beginning in 2007.
Gold Bank, with $4.1 billion in assets as of September 30, 2005, has 11 branches in Kansas, nine of which are in the Kansas City area, and six branches in Missouri, four of which are in the Kansas City area. In addition, Gold Bank has 11 branches in Florida, with a 12th branch scheduled to open in January 2006, and three branches in Tulsa, Oklahoma. The current Gold Bank branches are expected to become M&I Bank branches in the second quarter of 2006. Gold Banc’s president and chief executive officer, Malcolm M. (“Mick”) Aslin, is expected to join the Marshall & Ilsley Corporation Board of Directors when the transaction closes.
“Gold Bank has developed a significant commercial base in strong growth markets. Through this merger, M&I will have the opportunity to expand on that growth by offering additional products and services to consumers in the Gold Bank market,” said Dennis J. Kuester, chairman and chief executive officer, Marshall & Ilsley Corporation. “We commend Mick Aslin and his team for all of their hard work over the last few years to reposition Gold Bank and make it the solid franchise it is today.”
“I am excited that Gold Banc is becoming part of a company with such a long-standing record of serving its communities and customers and providing long-term value to its shareholders,” said Mick Aslin. “This transaction delivers outstanding value to our shareholders, and I am confident our customers and associates will appreciate the broad range of services and the benefits that our combination has to offer. These two organizations truly compliment each other in the quality of associates, the strength of the commitment to superior financial services, and the blending of opportunities in high growth metropolitan locations. Together we can be the premier provider of banking and asset and wealth management services in all of our markets.”
Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $45.0 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank. M&I Bank has 194 offices throughout the state, in addition to 38 locations throughout Arizona; 13 offices in metropolitan Minneapolis/St. Paul, Minn.; and locations in Duluth, Minn.; Las Vegas, Nev.; and, Naples and Bonita Springs, Fla. M&I’s Southwest Bank affiliate has seven offices in the St. Louis area and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.
Gold Banc is a $4.1 billion financial holding company headquartered in Leawood, Kansas, a part of the Kansas City metropolitan area. Gold Banc provides banking and asset management services in Florida, Kansas, Missouri, and Oklahoma through 31 banking locations. Gold Banc is traded on the NASDAQ under the symbol GLDB.
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M&I and Gold Banc intend to file a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving M&I and Gold Banc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC when they become available at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gold Banc at Gold Banc’s website at http://www.goldbanc.com or by contacting Gold Banc investor relations via telephone at 913-451-8050. Investors and security holders may obtain free copies of the documents filed with the SEC by M&I at M&I’s website at http://www.micorp.com, Investor Relations, or by contacting M&I investor relations via telephone at 414-765-7834.
M&I, Gold Banc and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Gold Banc in connection with the merger transaction. Information regarding directors and executive officers of M&I and Gold Banc and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of M&I and Gold Banc described above and other relevant materials to be filed with the SEC.
This document contains or may contain forward-looking statements about M&I, Gold Banc and the combined company which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of M&I, Gold Banc and the combined company, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions.
These forward-looking statements involve certain risks and uncertainties. There are a number of important factors which could cause M&I’s and Gold Banc’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include, but are not limited to: (1) competitive pressures among depository institutions increasing significantly; (2) changes in the interest rate environment reducing interest margins; (3) prepayment activity, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either nationally or in the states in which M&I and Gold Banc do business, become less favorable than expected; (5) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (6) integration problems or delays; (7) legislative or regulatory changes which adversely affect the businesses in which M&I and Gold Banc are engaged; (8) changes in the securities markets; (9) the economic impact of terrorist attacks and similar or related events; (10) receipt of regulatory approvals without unexpected delays or conditions; (11) changes in the securities markets; (12) retention of customers and critical employees; (13) unanticipated changes in laws, regulations, or other industry standards affecting M&I/Gold Banc’s businesses; and (14) those referenced in M&I’s Annual Report on Form 10-K for the year ended December 31, 2004, under the heading “Forward-Looking Statements.” Further information on other factors which could affect the financial results of M&I and Gold Banc after the merger are included in M&I’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http:\\www.sec.gov or from M&I.
Note:
M&I and Gold Banc will hold a conference call at 10:00 a.m. Central Standard Time, Thursday, November 10, regarding the merger of Gold Banc with M&I. For those interested in listening, please call 1-800-449-5865 and ask for the M&I Bank and Gold Banc conference call. If you are unable to join us at this time, a replay of the call will run through November 17, 5:00 p.m. Central Standard Time, by calling 1-800-839-6713 and entering pass code 747 07 17 to listen.
Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. Central Standard Time on November 10.